EXHIBIT 31.2
CERTIFICATION
I, Lance Cornell, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Transcend Services, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2012

/s/ Lance Cornell
Lance Cornell

Chief Financial Officer (Principal Financial Officer)